Exhibit 10.3
NON-COMPETITION AGREEMENT
          THIS NON-COMPETITION AGREEMENT (this “Agreement”), made and entered into this 28th day of February, 2007, between CapitalSouth Bancorp, a Delaware corporation and a registered bank holding company (“CapitalSouth”), and Jake Bowen, a resident of Duval County, Florida (“Mr. Bowen”).
W I T N E S S E T H:
          WHEREAS, on even date hereof, CapitalSouth Bancorp, a Delaware corporation and a registered bank holding company (“CapitalSouth”), and Monticello Bancshares, Inc., a Florida corporation (“Monticello”), have executed an Agreement and Plan of Merger (the “Merger Agreement”), joined in by Mr. Bowen, pursuant to which Monticello will be merged with and into CapitalSouth (the “Merger”), and it is contemplated, but not required, that, in the sole discretion of CapitalSouth and in connection with the consummation of the Merger Agreement and pursuant to the terms of a certain Bank Merger Agreement (the “Bank Merger Agreement”), Monticello Bank, a federal savings bank (“Monticello Bank”), will be merged with and into CapitalSouth Bank, an Alabama banking corporation (“CapitalSouth Bank”); and
          WHEREAS, it is a condition precedent to the Merger that Mr. Bowen execute this Agreement.
          NOW, THEREFORE, in consideration of the promises, mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
SECTION 1: NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY
     1.1 Non-Competition and Non-Solicitation. As an inducement for CapitalSouth to enter into the Merger Agreement and in consideration for CapitalSouth’s consummation of the transactions contemplated thereby, Mr. Bowen agrees that:
          (a) For purposes of this Agreement, the phrase “Non-Competition Period” shall mean the period commencing on the Closing Date and continuing to the second (2nd) anniversary of the Closing Date, except as such period may be extended by Section 1.1(c) hereof. During the Non-Competition Period, Mr. Bowen will not, without the prior written approval of the Board of Directors of CapitalSouth, directly or indirectly (i) whether through his own account or as a partner, member, manager, employee, advisor, consultant, owner, trustee, shareholder, officer, director or agent of or to any person, corporation, proprietorship, partnership, limited liability company, joint venture, trust or other entity or association (any of the foregoing being referred to as a “Person”), (A) within Duval County, Florida or any county contiguous thereto (the “Non-Competition Territory”), perform services, own, advise, participate in, support, have an interest in, give financial assistance to, permit Mr. Bowen’s name to be used in connection with or serve as a member of management, supervisor, consultant or employee of any financial service institution, including without limitation any “insured depository institution”

(as such term is defined in 12 U.S.C. § 1813(c)(2)) or any “regulated lending institution” (as such term is defined in 42 U.S.C. § 4003(a)(10)) or any other business, or any affiliate, parent, or subsidiary thereof, which would be competitive with the business of CapitalSouth or any affiliate or subsidiary thereof, or (B) within the States of Florida, Georgia, Alabama or South Carolina perform services for, own, advise, participate in, support, have an interest in, give financial assistance to, permit Mr. Bowen’s name to be used in connection with or serve as a member of management, supervisor, consultant or employee of any broker, originator, packager or seller of residential mortgage loans, including any mortgage banking operation; (ii) solicit or induce, or attempt to solicit or induce, any employee of CapitalSouth or any affiliate or subsidiary thereof to terminate such employment or to become employees of any other person or entity; (iii) solicit or induce, or attempt to solicit or induce, any Person who during the term of this Agreement was or is a customer, supplier, contractual party of CapitalSouth or any affiliate or subsidiary thereof or any other Person with whom any of them has or had business relations to refrain from or cease doing business with, seek advice and/or services and products from, or otherwise discontinue all or any portion of their relationship with CapitalSouth or any affiliate or subsidiary thereof; or (iv) disparage or cast in a poor light CapitalSouth or any affiliate or subsidiary thereof, or any of their respective shareholders, directors, officers, or employees. The preceding provisions of Section 1.1(a)(i) shall not preclude Mr. Bowen from holding any publicly-traded stock, provided that Mr. Bowen does not at any time hold any stock interest in any one company in excess of one percent (1%) of the outstanding voting stock of that company.
          (b) Mr. Bowen agrees that each of the covenants set forth above in Section 1.1(a) of this Agreement are reasonable with respect to its duration, geographical area and scope.
          (c) In the event of a breach by Mr. Bowen of any covenant set forth in Section 1.1(a) of this Agreement, the Non-Competition Period shall be extended by the period of the duration of such breach.
     1.2 Confidentiality.
          (a) Mr. Bowen hereby acknowledges that he has occupied a position of trust and confidence with Monticello and Monticello Bank prior to the date hereof, has contacts with and has developed and served the customers of Monticello and Monticello Bank, and that in all of his activities, including negotiation of the Merger Agreement and the transactions contemplated thereby, he has become familiar with and has had access to confidential information relating to the business, assets, operations, customers, suppliers, contractual parties and other persons with whom Monticello, Monticello Bank, CapitalSouth and its respective affiliates and subsidiaries do business. Mr. Bowen hereby acknowledges and confirms that such information constitutes the exclusive property of CapitalSouth or any affiliate or subsidiary thereof, as the case may be, and that such information is proprietary in nature. Such information does not include information already in the public realm or information received by Mr. Bowen from third parties.
          (b) Mr. Bowen agrees in perpetuity that he shall not at any time disclose to others (except as permitted and as directed by CapitalSouth or any affiliate or subsidiary thereof or only as to the extent required pursuant to a subpoena or order of a court of competent jurisdiction) any such information referred to in Section 1.2(a) of this Agreement.

     1.3 Remedies.
          (a) If Mr. Bowen breaches, or threatens to commit a breach, of any of the provisions of Section 1 hereof, CapitalSouth shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to CapitalSouth at law or in equity (including the right to recover damages):
               (i) the right and remedy to have Section 1 hereof specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of Section 1 would cause irreparable harm to CapitalSouth and that money damages would not provide an adequate remedy to CapitalSouth;
               (ii) the right and remedy to require Mr. Bowen to account for and pay over to CapitalSouth all compensation, profits or other benefits derived or received by Mr. Bowen as the result of any actions constituting a breach of Section 1 hereof; and
               (iii) the right to recover all costs, fees and expenses incurred in connection with enforcing the terms of this agreement, including, but not limited to, all court arbitration fees, costs, attorneys’ fees, court reporter fees and expert witness costs.
     1.4 Blue Penciling. If for any reason any court of competent jurisdiction shall find that the provisions of Sections 1.1 or 1.2 hereof are unreasonable in duration or in geographic scope, the prohibitions contained herein shall be restricted to such time and/or geographic areas as such court determines to be reasonable.
SECTION 2: GENERAL PROVISIONS
     2.1 Defined Terms. Unless defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Merger Agreement unless the context clearly requires otherwise.
     2.2 Intention of the Parties. The parties acknowledge and agree that the terms and provisions of this Agreement, including, but not limited to, Section 1 hereof, have been agreed to by the parties in contemplation of the consummation of the Merger and that the execution of this Agreement is a condition precedent to the consummation of the Merger.
     2.3 Nonassignability; Persons Bound. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by Mr. Bowen without the prior written consent of CapitalSouth. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by CapitalSouth without the prior written consent of Mr. Bowen to a person other than (i) an affiliate or subsidiary of CapitalSouth, or (ii) any party with whom CapitalSouth merges or consolidates, or to whomever CapitalSouth may sell all or substantially all of its assets; provided, however that any such affiliate, subsidiary or successor shall expressly assume all of CapitalSouth’s obligations and liabilities to Mr. Bowen under this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to contrary herein, there shall be no third-party beneficiaries of this Agreement except as provided in Section 2.7 hereof.
     2.4 Severability. This Agreement shall be deemed severable and any part hereof which may be held invalid by a court or other entity of competent jurisdiction shall be deemed automatically excluded from this Agreement and the remaining parts shall remain in full force and effect.
     2.5 Entire Understanding. This Agreement contains the entire understanding of the parties hereto and constitutes the only agreement between CapitalSouth and Mr. Bowen regarding subject matter contained herein. This Agreement supersedes all prior agreements, either express or implied, between the parties hereto regarding the subject matter contained herein.
     2.6 Amendment. None of the terms and conditions of this Agreement shall be amended or modified unless expressly consented to in writing and signed by each of the parties hereto. The parties hereto agree to amend this Agreement from time to time in such a manner that: (a) is agreeable to CapitalSouth; and (b) prevents the payment of any excise tax resulting from Section 409A of the Code.
     2.7 Arbitration. Other than as set forth in Section 1.3 hereof, the parties hereto, by executing this Agreement, WAIVE THEIR RIGHT TO TRIAL BY JURY of disputes, claims or controversies between themselves or any of their respective officers, directors, partners, employees, shareholders, affiliates or agents (such non-signatories being the intended third party beneficiaries of this Agreement with respect solely to this Section 2.7) and instead agree that ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association, one of whom shall be selected by CapitalSouth, one of whom shall be selected by Mr. Bowen, and the third who will be selected by the other two. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties specifically acknowledge that this Agreement evidences a transaction involving, affecting, affected by, and a part of, interstate commerce and that this Agreement to arbitrate is governed by and enforceable under 9 U.S.C. §§ 1 et seq. The place of arbitration shall be Birmingham, Alabama.
     2.8 Notices. All notices or other communications to be given by the parties among themselves pursuant to this Agreement shall be in writing and shall be deemed to have been duly made to the party to whom it is directed at Monticello Bancshares, Inc., 10696 St. Augustine Road, Jacksonville, Florida 32257, Attn: Jake Bowen, for Mr. Bowen and at 2340 Woodcrest Place, Suite 200, Birmingham, Alabama 35209, Attention: Chairman, if to CapitalSouth, (a) upon the earlier of five (5) days after mailing or the date of actual delivery, if mailed by first class or certified mail with postage prepaid; or (b) upon delivery, if either by hand delivery or by reputable overnight courier. Any of the parties hereto may change their respective addresses upon written notice to the other given in the manner provided in this section.
     2.9 Waiver. No waiver by any of the parties to this Agreement of any condition, term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or any other condition, term or provision hereof.
     2.10 Effective Date. This Agreement shall be effective as of the Effective Time. In the event the Merger is not consummated by the parties, this Agreement shall be void and of no further effect.
     2.11 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Alabama without regard to provisions thereof governing conflicts of law.
     2.12 Construction. This Agreement was prepared by the parties jointly. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof”, “herein”, and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms “including”, “included”, “such as”, or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.
     2.13 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.
     2.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document. This Agreement may be executed and delivered by facsimile transmission.
     2.15 Regulatory Provisions. Notwithstanding anything to the contrary contained in this Agreement, any payments to be made to Mr. Bowen pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and FDIC Regulation 12 CFR Part 359, Golden Parachute and Indemnification Payments. CapitalSouth’s obligations under this Agreement shall be suspended commencing on the date Mr. Bowen is suspended and/or temporarily prohibited from participating in the conduct of CapitalSouth’s affairs by notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)); provided that if the charges in the notice are dismissed, CapitalSouth shall (i) pay Mr. Bowen all of the compensation withheld while CapitalSouth’s obligations under this Agreement were suspended, and (ii) reinstate all of its obligations under this Agreement; provided further that the foregoing provisions shall not effect or impair any other rights of CapitalSouth to terminate Mr. Bowen for “just cause”. All obligations of CapitalSouth hereunder shall be terminated, except to the extent it is determined that the continuation of this Agreement is necessary for the continued operation of CapitalSouth by the appropriate regulatory authorities, (i) at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of CapitalSouth or any of its subsidiaries under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) at the time appropriate regulatory authorities approve a supervisory merger to resolve problems related to the operation of CapitalSouth or any of its subsidiaries or when CapitalSouth or any of its subsidiaries is determined by appropriate regulatory authorities to be in an unsafe or unsound condition. If CapitalSouth reasonably determines that any provision of this Agreement fails to comply with the rules, regulations or orders of any governmental authority possessing regulatory authority over CapitalSouth and its operations, CapitalSouth and Mr. Bowen, jointly and severally, agree to amend, modify and/or appeal any such provision or provisions in order to make such provision or provisions comply with such rules, regulations or orders.
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          IN WITNESS WHEREOF, the parties hereto have duly, or caused to be executed this Agreement as at the date and year first above written.

CAPITALSOUTH:

By:

Name:

Its:

MR. BOWEN:

Name:

STATE OF ALABAMA	)
:
JEFFERSON COUNTY	)
          I, the undersigned, a notary public in and for said county in said state, hereby certify that                                         , whose name as                      of CapitalSouth Bancorp, a Delaware corporation and registered bank holding company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.
          Given under my hand and official seal this                      day of                     , 2007.

Notary Public

[NOTARIAL SEAL]	My commission expires:

STATE OF ALABAMA	)
:
JEFFERSON COUNTY	)
          I, the undersigned, a notary public in and for said county in said state, hereby certify that Jake Bowen, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he executed the same voluntarily on the day the same bears date.
          Given under my hand and official seal this                      day of                     , 2007.

Notary Public

[NOTARIAL SEAL]	My commission expires: